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                                                                  Exhibit 10.29


                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT (this "Agreement") is made and entered into as of February 5, 1999, by and between STC Broadcasting, Inc., a Delaware corporation (the "Company"), and The Chase Manhattan Bank, a New York banking corporation, as escrow agent ("Escrow Agent"), with reference to the following recitals:

                                    RECITALS

         A. The Company, Chase Securities, Inc., as Arranger and certain purchasers party thereto (collectively, the "Purchasers") have entered into a Securities Purchase Agreement (the "Purchase Agreement") dated as of the date hereof, pursuant to which the Company has agreed to sell and the Purchasers have agreed to buy 37,500 shares of the Company's Preferred Stock, Series B, par value $.01 per share, liquidation preference $1,000.00 per share (the "Preferred Stock, Series B") on the date hereof (the "Initial Closing" under the Purchase Agreement) and 52,500 shares of the Preferred Stock, Series B on the date of the "Subsequent Closing" under the Purchase Agreement, on the terms and subject to the conditions contained in the Purchase Agreement.

         B. In connection with the transactions contemplated by the Purchase Agreement, the Company has agreed to deliver to Escrow Agent a total of $5,000,000, which represents a portion of the net proceeds to the Company from its issuance of the Preferred Stock, Series B, which funds are to be used for the payment of dividends on the Preferred Stock, Series B and for general corporate purposes.

         C. Escrow Agent has agreed to accept such delivery and perform certain other functions, in accordance with the terms and subject to the provisions of this Agreement.

         D. This Agreement is the Escrow Agreement referred to in the Purchase Agreement.

         NOW, THEREFORE, in reliance on the foregoing recitals, and in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:


                              TERMS AND CONDITIONS


         1. Appointment of Escrow Agent. The Company hereby designates and appoints Escrow Agent as escrow agent, and Escrow Agent hereby accepts such appointment, on the terms and subject to the conditions of this Agreement.

         2. Deposits and Deliveries into Escrow. The Company shall deliver to the Escrow Agent $2,500,000 on the date hereof and $2,500,000 on the date of the Subsequent Closing under the Purchase Agreement (the "Escrowed Funds") in immediately available funds by wire transfer into a separate account established by Escrow Agent (the "Escrow Account") upon instructions designated by Escrow Agent to the Company in writing on the date hereof. The Escrowed Funds will be held by Escrow Agent and distributed in accordance with the terms of this Agreement.

         Escrow Agent hereby accepts said funds.

         3. Investment of Funds by Escrow Agent. Funds deposited with the Escrow Agent shall be invested and reinvested only upon the following terms and conditions:

         (a) Acceptable Investments. All funds deposited or held by the Escrow Agent at any time shall be invested by the Escrow Agent in shares of a





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wholly U.S. Treasury backed, liquid mutual fund (the "Mutual Fund Shares")
which the Company shall designate in writing to the Escrow Agent within three days of the execution of this Agreement, in amounts that the Company reasonably determines will mature sufficiently to and/or generate interest income sufficiently to, when added to the balance of funds held in the Escrow Account, provide for the payment of dividends when due on each Dividend Payment Date (as such term is defined in the Certificate of Designation governing the Preferred Stock, Series B (the "Certificate")). All Mutual Fund Shares shall be assigned to and held in the possession of, or, in the case of Mutual Fund Shares maintained in book-entry form, transferred to a book entry account in the name of, the Escrow Agent, for the benefit of the holders of the Preferred Stock, Series B (the "Holders"), with such guarantees as are customary.

         (b) Dividends. All proceeds earned on funds invested in Mutual Fund Shares shall be deposited in the Escrow Account and shall be reinvested in accordance with the terms of the preceding paragraph; provided, however, that all proceeds earned on Mutual Fund Shares held in the Escrow Account shall be deposited in the Escrow Account until released in accordance with the terms of this Agreement.

         4.   Disbursements from Escrow Account.

         (a) Company Request. The Company shall, at least five business days before each Dividend Payment Date, submit to the Escrow Agent a completed Payment Notice and Disbursement Request substantially in the form of Exhibit A hereto.

         (b) Disbursement. As soon as reasonably practicable on the applicable Dividend Payment Date, the Escrow Agent shall disburse the funds requested in such Payment Notice and Disbursement Request by wire transfer of immediately available funds to the account(s) of the Holders, as such accounts have been designated by the Company and communicated to the Escrow Agent in the Payment Notice and Disbursement Request.

         5.   Escrow Agent.

         (a) Responsibility. (1) The Escrow Agent's responsibility and liability under this Agreement shall be limited as follows: (i) the Escrow Agent does not represent, warrant or guaranty to the Holders from time to time the performance of the Company; (ii) the Escrow Agent shall have no responsibility to the Company or the Holders from time to time as a consequence of performance or non-performance by the Escrow Agent hereunder, except for any gross negligence or willful misconduct of the Escrow Agent; (iii) the Company shall remain solely responsible for all aspects of the Company's business and conduct; and (iv) the Escrow Agent is not obligated to supervise, inspect or inform the Company or any third party of any matter referred to above.

         (2) No implied covenants or obligations shall be inferred from this Agreement against the Escrow Agent, nor shall the Escrow Agent be bound by the provisions of any agreement beyond the specific terms hereof. Specifically and without limiting the foregoing, the Escrow Agent shall in no event have any liability in connection with its investment, reinvestment or liquidation, in good faith and in accordance with the terms hereof, of any funds or Mutual Fund Shares held by it hereunder, including without limitation any liability for any delay not resulting from gross negligence or willful misconduct in such investment, reinvestment or liquidation, or for any loss of principal or income incident to any such delay.

         (3) The Escrow Agent shall be entitled to rely upon any judicial order or judgment, upon any written opinion of counsel or upon any certification, instruction, notice, or other writing delivered to it by the Company in compliance with the provisions of this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of service thereof. The Escrow Agent may act in reliance upon any instrument comporting with the provisions of this Agreement or signature believed by it to be genuine and may assume that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.



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         (4)  At any time the Escrow Agent may request in writing an instruction in writing from the Company, and may at its own option include in such request the course of action it proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder; provided, however, that the Escrow Agent shall state in such request that it believes in good faith that such proposed course of action is consistent with another identified provision of this Agreement. The Escrow
Agent shall not be liable to the Company for acting without the Company's consent in accordance with such a proposal, to the extent such action is consistent with its duties and responsibilities under this Agreement, on or after the date specified therein if (i) the specified date is at least five business days after the Company receives the Escrow Agent's request for instructions and its proposed course of action, and (ii) prior to so acting, the Escrow Agent has not received the written instructions requested from the Company.

         In the event funds transfer instructions are given (other than in writing at the time of the execution of this Agreement), whether in writing, by facsimile or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on
Schedule 5(a)(4) hereto, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. The parties to this Agreement acknowledge that such security procedure is commercially reasonable.

         It is understood that the Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by either of the other parties hereto to identify
(i) the beneficiary, (ii) the beneficiary's bank or (iii) an intermediary bank. The Escrow Agent may apply any of the Escrowed Funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank or an intermediary bank designated by such beneficiary.

         (5) The Escrow Agent may act pursuant to the written advice of counsel chosen by it with respect to any matter relating to this Agreement and (subject to clause (ii) of the first paragraph of this Section 5) shall not be liable for any action taken or omitted in accordance with such advice.

         (6) The Escrow Agent shall not be called upon to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder.

         (7) In the event of any ambiguity in the provisions of this Agreement with respect to any funds or property deposited hereunder, the Escrow Agent shall be entitled to refuse to comply with any and all claims, demands or instructions with respect to such funds or property, and the Escrow Agent shall not be or become liable for its failure or refusal to comply with conflicting claims, demands or instructions. The Escrow Agent shall be entitled to refuse to act until either any conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting claimants as evidenced in a writing, reasonably satisfactory to the Escrow Agent, or the Escrow Agent shall have received security or an indemnity reasonably satisfactory to the Escrow Agent sufficient to save the Escrow Agent harmless from and against any and all loss, liability or expense which the Escrow Agent may incur by reason of its acting. The Escrow Agent may in addition elect in its sole option to commence an interpleader action or seek other judicial relief or orders as the Escrow Agent may deem necessary.

         (8) No provision of this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

         (b) Compensation of Escrow Agent. The Company agrees to pay Escrow Agent fees for the services provided by Escrow Agent hereunder in the amount of $7,500, which fee is payable by the Company upon execution of this





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Agreement. The Company hereby agrees to pay or reimburse the Escrow Agent upon request for all expenses, disbursements and advances, including reasonable attorney's fees, incurred or made by it in connection with the preparation, execution, performance, delivery, modification or termination of this Agreement. The parties hereby grant the Escrow Agent a lien, right of set-off and security interest to the account for the payment of any claim for compensation, expenses and amounts due hereunder.

         (c) Escrow Account Statement. Each month, the Escrow Agent shall deliver to the Company a statement setting forth in reasonable detail the balance of funds then in the Escrow Account and the manner in which such funds are invested. The parties hereto irrevocably instruct the Escrow Agent that on the first date that the Escrow Account (including the holdings all U.S. Treasury Securities) is reduced to zero, the Escrow Agent shall deliver, on such date, to the Company a notice that the balance in the Escrow Account has been reduced to zero.

         (d) Resignation of Escrow Agent. The Escrow Agent (and any successor escrow agent) may resign by giving no less than 30 days' prior written notice to the Company. Such resignation shall take effect upon the latter to occur of
(i) the delivery of all funds and Mutual Fund Shares maintained by the Escrow Agent hereunder and copies of all books, records, plans and other documents in the Escrow Agent's possession relating to such funds or Mutual Fund Shares or this Agreement to a successor escrow agent approved by the Company (which approval shall not be unreasonably withheld or delayed) and (ii) the Company and such successor escrow agent entering into this Agreement or any written successor agreement no less favorable to the interests of the Holders than this Agreement; and the Escrow Agent shall thereupon be discharged of all obligations under this Agreement and shall have no further duties, obligations or responsibilities in connection herewith, except as set forth herein. If a successor escrow agent has not been appointed or has not accepted such appointment within 30 days after notice of resignation is given to the Company, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent.

         (e) Taxpayer Identification Number. The Company shall undertake to provide to the Escrow Agent, within ten days of the execution of this Agreement, the Taxpayer Identification Numbers as assigned by the Internal Revenue Service of each of the Company and the Holders. All dividends shall be allocated and paid as provided herein and reported by the recipient to the Internal Revenue Service as having been so allocated and paid.

         (f) Merger and Consolidation. Any corporation into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall be the Escrow Agent under this Agreement without any further action.

         (g) Liquidation of Funds. The Escrow Agent shall have the right to liquidate any Mutual Fund Shares, in order to provide funds necessary to make required payments under this Agreement. The Escrow Agent in its capacity as escrow agent hereunder shall not have any liability for any loss sustained as a result of any investment made pursuant to the instructions of the Company or as a result of any liquidation of any Mutual Fund Shares prior to their maturity or for the failure of the Company to give the Escrow Agent instructions to invest or reinvest the Escrowed Funds or any earnings thereon.

         (h) Indemnity. The Company shall indemnify, hold harmless and defend the Escrow Agent and each of its directors, officers, agents, employees and controlling persons, from and against any and all claims, actions, obligations, liabilities and expenses, including defense costs, investigative fees and costs, legal fees, and claims for damages, arising from the Escrow Agent's performance





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under this Agreement, except to the extent that such liability, expense or claim is directly attributable to the gross negligence or willful misconduct of any of the foregoing persons. The provisions of this Section shall survive any termination, satisfaction or discharge of this Agreement as well as the resignation or removal of the Escrow Agent. Notwithstanding anything to the contrary in this Agreement, in no event shall the Escrow Agent be liable for any special, indirect or consequential losses or damages of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such losses or damages regardless of the nature of the action.

         6. Termination of Agreement. This Agreement shall terminate automatically following the earlier of (i) the redemption by the Company of all of the outstanding shares of the Preferred Stock, Series B held by the Holders (including through the exercise of the "put" or "call" under the Put and Call Agreement (as such agreement in defined in the Purchase Agreement)) and (ii) August 5, 1999; provided, that the obligations of the Company under Section 5(h) hereunder shall survive the termination of this Agreement or the resignation of the Escrow Agent and that the Company will cause this Agreement (or any permitted successor agreement) to remain in effect and will cause there to be an escrow agent acting hereunder (or any such permitted successor agreement). Any Escrowed Funds (including Mutual Fund Shares) remaining in the Escrow Account at the time of the termination of the Agreement shall be returned to the Company, and the Company may use such funds for general corporate purposes.

         7.   General Provisions.

         7.1 Construction. All matters with respect to this Agreement, including matters of validity, construction, effect and performance, shall be governed by the laws of the State of New York, without giving effect to choice of law provisions of any state.

         7.2 Notices. All notices, requests, demands and other communications called for or contemplated under this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered, on the date of transmission if sent by telecopier or telegraph, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, postage prepaid, and properly addressed as follows:

         To the Company:             STC BROADCASTING, INC.
                                     3839 4th Street North
                                     Suite 420
                                     St. Petersburg, Florida  33703
                                     Attn: David A. Fitz
                                     Tel:  (727) 821-7900
                                     Fax:  (727) 821-8097

                                     with a copy to:

                                     Sunrise Television Corporation
                                     c/o Hicks, Muse, Tate & Furst Incorporated
                                     200 Crescent Court, Suite 1600
                                     Dallas, Texas  75201
                                     Attn: Lawrence D. Stuart, Jr.
                                     Tel:  (214) 740-7365
                                     Fax:  (214) 740-7313




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        To the Escrow Agent:         THE CHASE MANHATTAN BANK
                                     450 West 33rd Street,
                                     10th Floor
                                     New York, NY  10001
                                     Attn: Rola Tseng
                                     Tel.: (212) 946-7521
                                     Fax:  (212) 946-8156


or to such other addresses as shall be furnished in writing by one party to the other from time to time.

         7.3 Assignment. This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors and permitted assigns. No party hereto shall voluntarily or by operation of law assign this Agreement or any of its rights or benefits hereunder or delegate any of its obligations or duties hereunder without the prior written consent of the other party hereto.

         7.4 No Third Party Beneficiaries. Except as may be otherwise specifically provided for herein, the terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns. Except as may be specifically provided for herein, it is not the intention of the parties hereto to confer any third party beneficiary rights upon any other person by virtue of any provision of this Agreement.

         7.5 Exhibits. All exhibits to this Agreement are made a part hereof for all purposes, the same as if set forth herein verbatim.

         7.6 Entire Agreement. This Agreement and any attachments hereto and any other documents or agreements delivered in connection with this Agreement represent the entire agreement of the parties hereto with respect to the subject matter hereof, and supersede all prior letters of understanding, agreements, understandings, discussions, negotiations and commitments of any kind relating to the subject matter hereof.

         7.7 Waiver. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

         7.8 Section Headings. The section headings in this Agreement are included for convenience only, are not a part of this Agreement and shall not be used in construing it.

         7.9 Gender and Number. As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural number, shall each include the others whenever the context so indicates.

         7.10 Severability. In the event that any provision or any part of any provision of this Agreement is held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the validity or enforceability of any other provision or part hereof.

         7.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         7.12 Interpretation. In this Agreement, unless the context otherwise requires:

         (a) references to this Agreement are references to this Agreement and to the schedules and exhibits attached hereto;

         (b) references to Articles and Sections are references to articles and sections of this Agreement;

         (c) references to any party to this Agreement shall include references to its respective successors and permitted assigns;




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         (d)  references to a "person" shall mean to any individual, company, corporation, association, partnership, limited liability company, firm, joint venture, trust and governmental agency;

         (e) the terms "hereof," "herein," "hereby," and any derivative or similar words will refer to this entire Agreement;

         (f) references to any document (including this Agreement) are references to that document as amended, consolidated, supplemented, novated or replaced by the parties from time to time.

         (g) references to any law are references to that law as of the date hereof and the Escrow Release Date, as applicable, unless clearly indicated otherwise, and shall also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise;

         (h)  the word "including" shall mean including without limitation; and

         (i) references to time are references to Eastern Standard or Daylight time (as in effect on the applicable day) unless otherwise specified herein.




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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                     STC BROADCASTING, INC.

                                     By: /s/ David A. Fitz
                                        ---------------------------------------
                                         Name:  David A. Fitz
                                         Title: Secretary


                                     THE CHASE MANHATTAN BANK
                                     By: /s/ Saverio Lunetta
                                        ---------------------------------------
                                         Name:  Saverio Lunetta
                                         Title: Vice President




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                                   EXHIBIT A

                Form of Payment Notice and Disbursement Request

                            [Letterhead of Company]


THE CHASE MANHATTAN BANK
450 West 33rd Street,
10th Floor
New York, NY 10001


Ladies and Gentlemen:


         Reference is hereby made to the Escrow Agreement, dated as of February 5, 1999 (the "Escrow Agreement") by and between the undersigned and you, as Escrow Agent. Capitalized terms used herein shall have the meanings ascribed to such terms in the Escrow Agreement.

         This letter constitutes a Payment Notice and Disbursement Request under the Escrow Agreement.

         [choose one of the following, as applicable]

         [The undersigned hereby notifies you, as Escrow Agent, that a scheduled dividend payment in the amount of $[ ] is due and payable on ______, and requests a disbursement of funds contained in the Escrow Account in such amount to the Holders. The account number(s) of the Holder(s) is/are ______.]

         [The undersigned hereby notifies you, as Escrow Agent, that all outstanding shares of the Preferred Stock, Series B, have been redeemed and hereby authorizes you to release all remaining funds held in the Escrow Account to the Company.]

         [Add wire instructions]

         The Escrow Agent is entitled to rely on the foregoing in disbursing funds relating to this Payment Notice and Disbursement Request.



                                      STC BROADCASTING, INC.
                                      By:
                                         --------------------------------------
                                          Name:
                                          Title:




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                                SCHEDULE 5(a)(4)


                     TELEPHONE NUMBER(S) FOR CALL-BACKS AND
          PERSON(S) DESIGNATED TO CONFIRM FUNDS TRANSFER INSTRUCTIONS

If to the Company:


          Name                                             Telephone Number
          ----                                             ----------------

1.    David A. Fitz                                         (727) 821-7900

2.    Nancy Klein                                           (727) 821-7900

3.    Catherine James                                       (727) 821-7900


If to Holders' Banks:


          Name                                             Telephone Number
          ----                                             ----------------

1.
  ------------------------                             ------------------------

2.
  ------------------------                             ------------------------

3.
  ------------------------                             ------------------------